                                                                    Exhibit 25.1

                                                                   Exhibit T-1.7

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            -------------------------

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) |_|

                            -------------------------

                    U.S. TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                                           95-4311476
                                                        (I.R.S. employer
                                                       Identification No.)

515 South Flower Street, Suite 2700
Los Angeles, CA                                              90071
(Address of principal                                      (Zip Code)
executive offices)

                                   DWIGHT LIU
                       515 South Flower Street, Suite 2700
                          Los Angeles, California 90071
                                 (213) 861-5000

  (Name, address, including zip code and telephone number of agent for service)

                          ----------------------------

                         HORSESHOE GAMING HOLDING CORP.
               (Exact name of obligor as specified in its charter)

            DELAWARE                                       88-042513
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                                                                   Exhibit T-1.7

                             4024 S. Industrial Road
                               Las Vegas, NV 89103
                 (Address of principal chief executive offices)

                    8 5/8% Senior Subordinated Notes Due 2009
                        (Title of indenture securities)

GENERAL

1.    General Information.

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of the Currency
            490 L'Enfant Plaza East, S.W.
            Washington, D.C.  20219

            Federal Deposit Insurance Corporation
            550 17th Street, N.W.
            Washington, D.C.  20429

            Federal Reserve Bank (12th District)
            San Francisco, California

      (b)   Whether it is authorized to exercise corporate trust powers.

      The trustee is authorized to exercise corporate trust powers.

2.    Affiliations with the Obligor

                                                                   Exhibit T-1.7

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

      The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company, National Association is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
of Form T-1 are not required under General Instruction B.

16.   List of Exhibits

      T-1.1 - A copy of the Articles of Association of U.S. Trust Company, National Association currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 333-59485.

      T-1.2 - A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association, incorporated herein by reference to Exhibit T- 1.1 filed with Form T-1 Statement, Registration No. 33-33031.

T-1.3 -A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above, incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

      T-1.4 - A copy of the By-Laws of U.S. Trust Company, National Association, as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.

      T-1.6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

      T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

      T-1.8 - Not applicable.

      T-1.9 - Not applicable.

NOTE

                                                                   Exhibit T-1.7

As of June 10, 1999, the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation.

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U. S. Trust Company, National Association and U.S. Trust Corporation were the "trustee."

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              --------------------

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company, National Association, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 29th day of April 1999.

                                        U.S. TRUST COMPANY, NATIONAL ASSOCIATION
                                        Trustee

                                        By: /s/ Sandee Parks
                                        ----------------------------------------
                                        Sandee Parks
                                        Authorized Signatory

                                                                   Exhibit T-1.7

U.S. Trust Company, N.A.               Call Date:                ST-BK:   06-0784    FFIEC  033
515 South Flower Street, Suite 2700                  12/31/98    Cert #:    33332    Page RC-1
Los Angeles, CA  90071                 Vendor ID:
                                                            D
                                       Transit #:
                                                     12204024
                                                                                     ---------
                                                                                         9
                                                                                     ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet
                                                                                                                           C200  <-
                                                                                                       Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
 1.   Cash and balances due from depository institutions (from Schedule RC-A)                           RCON
                                                                                                        ----    ---------
      a. Noninterest-bearing balances and currency and coin                      ______      _______    0081      10,239      1.a
      (1)_________________
                                                                                                                =========
      b. Interest bearing balances                                               ______      _______    0071         199      1.b
      (2)___________________________________________                                                            ---------

 2.   Securities:                                                                                               ---------
      a. Held-to-maturity securities (from Schedule RC-B, column                 ______      ______     1754           0      2.a
      A)______________
                                                                                                                ---------
      b. Available-for-sale securities (from Schedule RC-B, column               ______      _______    1773     167,359      2.b
      D)_____________
                                                                                                  --            ---------
 3.   Federal funds sold and securities purchased under agreements to            ______      _______    1350      65,000      3.
      resell_______
                                                                                 RCON                           ---------
 4.   Loans and lease financing receivables:                                     ----
                                                                                             -------
      a. Loans and leases, net of unearned income (from Schedule RC-              2122        60,536                          4.a
      C)___________
                                                                                             =======
      b. LESS:  Allowance for loan and lease                                      3123           979                          4.b
      losses______________________________
                                                                                             =======
      c. LESS:  Allocated transfer risk                                           3128             0                          4.c
      reserve___________________________________
                                                                                             -------
      d. Loans and leases, net of unearned income, allowance, and reserve                               RCON    ---------
         (item 4.a minus 4.b and 4.c) ______________________________________                            ----      59,557
                                                                                 ______      _______    2125                  4.d
                                                                                                                =========
 5.   Trading assets__________________________________________________________   ______      _______    3545           0      5.
                                                                                                                =========
 6.   Premises and fixed assets (including capitalized                           ______      _______    2145       9,041      6.
      leases)_____________________
                                                                                                                =========
 7.   Other real estate owned (from Schedule RC-M)_____________________________  ______      _______    2150           0      7.
                                                                                                                =========
 8.   Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M)____________________________________________________   ______      _______    2130           0      8.
                                                                                                                =========
 9.   Customers' liability to this bank on acceptances                           ______      _______    2155           0      9.
      outstanding_________________
                                                                                                                =========
10.   Intangible assets (from Schedule RC-M)___________________________________  ______      _______    2143      30,166     10.
                                                                                                                =========
11.   Other assets (from Schedule RC-F)_______________________________________   ______      _______    2160       6,802     11.
                                                                                                                =========
12.   Total assets (sum of items 1 through 11)________________________________   ______      _______    2170     348,363     12.
                                                                                                                ---------

-------------

                                                                   Exhibit T-1.7

(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held for trading.

                                                                   Exhibit T-1.7

U.S. Trust Company, N.A.               Call Date:                ST-BK:   06-0784    FFIEC  033
515 South Flower Street, Suite 2700                  12/31/98    Cert #:    33332    Page RC-2
Los Angeles, CA  90071                 Vendor ID:
                                                            D
                                       Transit #:
                                                     12204024
                                                                                     ---------
                                                                                         10
                                                                                     ---------

Schedule RC - Continued
                                                                                                       Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.   Deposits:                                                                                         RCON
      a.  In domestic offices (sum of totals of columns A and C from Schedule                           ----    -------
          RC-E)__________________________________                                                       2200     291235       13.a
                                                                                 RCON                           -------
                                                                                 ----        -------
          (1)  Noninterest-bearing                                               6631         84,867                          13.a.
      (1)____________________________________________                                                                         1
                                                                                             ======
          (2)  Interest-bearing                                                  6636        206,36
      __________________________________________________                                          8
                                                                                             ------
      b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
          (1) Noninterest-bearing____________________________________________
          (2)  Interest-bearing______________________________________________                                   -------
14.   Federal funds purchased(2) and securities sold under agreements to                                RCON          0       14
      repurchase:                                                                                       ----
                                                                                                        2800
                                                                                                                -------
15.   a.  Demand notes issued to the U.S. Treasury___________________________    ______      _______    2840          0       15.a
                                                                                                                =======
      b.  Trading liabilities________________________________________________    ______      _______    3548          0       15.b
                                                                                                                -------
16.   Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
                                                                                                                -------
      a.  With a remaining maturity of one year or less______________________    ______      _______    2332          0       16.a
                                                                                                                =======
      b.  With a remaining maturity of more than one year through three                                               0
      years____________________                                                  ______      _______    A547                  16.b
                                                                                                                -------
      c.  With a remaining maturity of more than three years_________________    ______      _______    A548          0       16.c
                                                                                                                -------
17.   Not applicable
                                                                                                                -------
18.   Bank's liability on acceptances executed and outstanding_______________    ______      _______    2920          0       18.
                                                                                                                =======
19.   Subordinated notes and debentures______________________________________    ______      _______    3200          0       19.
                                                                                                                =======
20.   Other liabilities (from Schedule RC-G)_________________________________    ______      _______    2930      9,492       20.
                                                                                                                -------
21.   Total liabilities (sum of items 13 through 20)_________________________    ______      _______    2948    300,727       21.
                                                                                                                -------
22.   Not applicable

EQUITY CAPITAL
                                                                                                                -------
23.   Perpetual preferred stock and related surplus__________________________    ______      ______     3838      5,000       23.
                                                                                                                =======
24.   Common stock___________________________________________________________    ______      ______     3230      2,000       24.
                                                                                                                =======
25.   Surplus (exclude all surplus related to preferred stock)_______________    ______      ______     3839     25,004       25.
                                                                                                                =======
26.   a.  Undivided profits and capital reserves_____________________________    ______      ______     3632     14,703       26.a
                                                                                                                =======

                                                                                                                -------
      b.  Net unrealized holding gains (losses) on available-for-sale            ______      ______     8434        929       26.b
      securities_______                                                                                         -------

27.   Cumulative foreign currency translation adjustments____________________
                                                                                                                -------
28.   a.  Total equity capital (sum of items 23 through 27)__________________    ______      ______     3210     47,636       28.
                                                                                                                =======
29.   Total liabilities and equity capital (sum of items 21 and 28)__________    ______      ______     3300    348,363       29.
                                                                                                                -------

Memorandum
   To be reported only with the March Report of Condition.

1.    Indicate in the box at the right the number of the statement below that                                   -------
      best describes the most comprehensive level of auditing work performed                            RCON
      for the bank by independent external auditors as of any date during                               ----
      1997____________________________________________________________________                          6724      N/A         M.1
                                                                                                                -------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

---------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)   Includes limited life preferred stock and related surplus.